UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  09-16-2011

GRIDLINE COMMUNICATIONS HOLDINGS INC

(Exact name of registrant as specified in its charter)

Delaware	000-30383	54-1964054
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

11625 Custer Road Ste 110-254, Frisco, Texas	75035-8087
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code  (469) 522-3001

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departures from Board of Directors

Dr. Terry M. Heng retired from the Board of Directors of Gridline Communications Holdings, Inc. (the “Company”), effective as of the election of Directors at the Company’s Annual Meeting of Stockholders on September 16, 2011 (the “Annual Meeting”).

Item 5.07.  Submission of Matters to a Vote of Security Holders.

The final results for each of the matters submitted to a vote of stockholders at the Annual Meeting are as follows:

Proposal 1:	The seven Directors named in the Proxy Statement were elected by the stockholders, by the votes set forth in the table below:

Nominee	For	Withhold	Broker Non-Votes
C. Stephen Byrd	73,231,305	12,390,000	160,000

Terry Dillon	85,621,305	0	160,000

Wallace Ford	85,596,305	25,000	160,000

Andrew D. Green	84,621,305	1,000,000	160,000

Lester A. Perry	84,321,305	1,300,000	160,000

Nicholas T. Quarrell	75,871,305	9,750,000	160,000

George Schilling	73,256,305	12,365, 000	160,000

Proposal 2:	The appointment of Malone-Bailey LLP as the Company’s independent registered public accounting firm for fiscal 2011 was ratified by the stockholders, by the votes set forth in the table below:

For	Against	Abstain	Broker Non-Votes

85,346,305	0	275,000	160,000

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GRIDLINE COMMUNICATIONS HOLDINGS, INC.
(Registrant)

Date: September 22, 2011	By:	/s/ Kyle W. Stout
Kyle W. Stout
Senior Vice President Finance, CFO